Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
TEPPCO Partners, L.P.:

We consent to the reference to our firm under the heading “Experts” in the prospectus, which is related to registration statement No. 333-108416 on Form S-3 of Duke Energy Carolinas, LLC.

/s/ KPMG LLP

Houston, Texas
May 30, 2007